SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2006

CYBERTEL CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-26913	86-0862532
(Commission File Number)	(I.R.S. Employer Identification No.)

9444 Waples Street, Suite 290
San Diego, CA 92121
(Address of principal executive offices, including zip code)

(858) 646-7410
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14(d)-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 30, 2006, Cybertel Capital Corp. (“CBCL”) acquired 100% interest in HBLN Services Inc., a Georgia Corporation (“HBLN”) pursuant to a Stock Exchange Agreement dated March 31, 2006. Pursuant to the Stock Exchange Agreement, all of the shareholders of HBLN exchanged all of their stock in HBLN (which constituted 1,000,000 shares of Common Stock in the Company) solely for shares of CBCL’s Series “C” Preferred Stock. The 1,000,000 shares of Common Stock were exchanged for 500,000 shares of CBCL Series “C” Preferred Stock, and thus each one share of HBLN Common Stock was exchanged for 0.5 shares of Series “C” Preferred Stock in CBCL. As a consequence of such transaction, HBLN has become a wholly-owned subsidiary of CBCL.

Each share of Series C Preferred Stock is convertible after two (2) years and is convertible into $2.00 of CBCL Common Stock at the time of conversion.

The terms of Section 16 of the Exchange Agreement provide that certain events shall constitute a default thereunder, which events shall give the non-defaulting party the right to require all parties to the Exchange Agreement to take all actions required to unwind and effectively rescind the exchange.

This description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, which is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

In connection with the Exchange Agreement described above, we issued an aggregate of 500,000 shares of Series C Preferred Stock of CBCL. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of the Series C Preferred Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

Effective June 30, 2006, our Board of Directors approved an amendment to our Articles of Incorporation to provide for a new series of preferred stock, as permitted by our Articles of Incorporation, such series of preferred stock being entitled “Series C Preferred Stock”. Our Articles of Incorporation provide for our Board of Directors to fix the terms of preferred stock by resolution without the vote of stockholders. Each share of Series C Preferred Stock is convertible after two (2) years and is convertible into $2.00 of CBCL Common Stock at the time of conversion.

This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of Business Acquired. In accordance with Item 9.01(a)(4) of Form 8-K, we will file such financial statements by amendment as soon as possible, but not later than 71 calendar days after the date the initial report on Form 8-K was filed.

(b) Pro Forma Financial Information. In accordance with Item 9.01(b)(2) of Form 8-K, we will file such financial statements by amendment as soon as possible, but not later than 71 calendar days after the date the initial report on Form 8-K was filed.
(c) Exhibits.

10.1 Stock Exchange Agreement dated March 31, 2006 by and between James W. Henley III, the controlling shareholder of HBLN Services, Inc., and Cybertel Capital Corp.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 5th day of July, 2006.

C	Cybertel Capital Corp.

/s/ James Wheeler

James Wheeler
Chief Executive Officer, President and Director